UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:
May 21, 2008

Chanticleer Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	814-00709	20-2932652
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

The Rotunda 4201 Congress Street, Suite 145 Charlotte, NC	28209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(704) 366-5122

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2008, an amendment (the “Amendment”) to the bylaws of Chanticleer Holdings, Inc. (the “Company”) became effective. The Amendment deletes Article II, Section 11 (Action Without Meeting) of the bylaws of the Company and thereby eliminates the requirement in Article II, Section 11 of the bylaws of the Company that the Company give notice to non-consenting stockholders within five (5) days of any action being consented to in writing in lieu of a meeting by less than unanimous written consent of stockholders.

The description of the Amendment contained in this report is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

The holders of a majority of the Company’s issued and outstanding common stock, pursuant to a written consent in lieu of a meeting in accordance with the Company’s certificate of incorporation and Delaware General Corporation Law Section 228, have approved: (i) the withdrawal of the Company's election to be treated as a business development company under the Investment Company Act of 1940, as amended (the “BDC Withdrawal”); and (ii) the reverse split of the Company's issued and outstanding common stock at a ratio of 1:10 (the “Reverse Split”). No further stockholder approval or action is necessary to effect either action.

The Company is concurrently filing with the Securities and Exchange Commission (“SEC”) a preliminary information statement on Schedule 14C which includes additional information about the BDC Withdrawal and the Reverse Split, and which will be available on the SEC's website at www.sec.gov. The Company’s stockholders are urged to read the preliminary information statement, and the definitive information when it becomes available, because it will contain important information about the BDC Withdrawal and the Reverse Split.

The Reverse Split will not become effective until the filing of a certificate of amendment to the certificate of incorporation of the Company with the Office of the Secretary of State of Delaware, and the BDC Withdrawal will not become effective until filing the Form N-54C with the SEC. These filings will be made at least 20 days after the date a definitive information statement is first mailed to the Company’s stockholders. While the Company intends to effect the BDC Withdrawal and the Reverse Split as soon as practicable after that date, subject to market and other customary conditions, there can be no assurances that the BDC Withdrawal and the Reverse Split will be consummated. The Company reserves the right, in its discretion, not to effect, and abandon, the BDC Withdrawal and/or the Reverse Split without further action by stockholders.

Forward Looking Statements

This report contains forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations, assumptions, estimates and projections about the Company and its industry. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future. The Company believes that such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Actual outcomes are dependent upon many factors. Words such as “plans,” “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “targets” or similar expressions are intended to identify forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANTICLEER HOLDINGS, INC.
a Delaware corporation

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

Dated: May 23, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 1 to the Bylaws of Chanticleer Holdings, Inc.